UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2025

VERSES AI INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-56692	88-2921736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Avenue of the Stars, 8th Floor Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 988-1944

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreement

Effective as of October 31, 2025, Verses AI Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Sorbie Bornholm LP (“SBLP”) and Sorbie Investments LLP (“SILP”) pursuant to which the Company could receive an aggregate notional amount of CAD$14,000,000, pursuant to the terms of a Sharing Arrangement Transaction, in exchange for the issuance of a total of 2,333,334 units of the Company’s securities at a price of CAD$6.00 per unit (the “Units”). Each Unit consists of one Class A Subordinate Voting Share (a “Common Share”) of the Company and one half of one (1/2) warrant to purchase one Common Share (the “Warrants”).

In addition to the notional amount of CAD$14,000,000 described above, at closing, the Company received CAD$700,000 in exchange for the issuance of an additional 140,000 Units.

The Subscription Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, other obligations of the parties, and termination provisions. The Company intends to use the net proceeds of the sale of Units for working capital and general corporate purposes.

Sharing Agreement

On October 31, 2025, the Company and SBLP also entered into a Sharing Arrangement Transaction (the “Sharing Agreement”) which provided additional terms for the transactions contemplated by the Subscription Agreement and other offering documents. The Sharing Agreement provides that 11 periodic settlement tranches will be made to the Company whereby the notional amount of $1,209,091 will be measured against the initial benchmark price of $7.75 (the “Benchmark Price”). If, at the time of settlement, the 20-day volume-weighted average price (the “Settlement Price”) exceeds the Benchmark Price, the Company will receive more than one-hundred percent of the monthly settlement due, on a proportionate basis, and if, at the time of settlement, the Settlement Price is below the Benchmark Price, the Company will receive less than one-hundred percent of the monthly settlement due, on a proportionate basis. Prior to making any settlement tranche payment, the Subordinate Voting Shares must not be subject to resale restrictions.

Pursuant to the Sharing Agreement, the Benchmark Price was set at CAD$7.75 per Common Share, provided that:

(i) if during the 90 day period following the occurrence of the Knock-in Event (as defined in the Sharing Agreement), the Company makes any placement of its Common Shares at a price per Common Share below CAD$6.00, then at the Company’s discretion (x) the Benchmark Price shall be increased by an amount equal to CAD$6.00 minus the per Common Share price of such placing or (y) the Company shall issue to SBLP a number of additional Common Shares or securities convertible into a number of additional Common Shares that in the determination of SBLP, acting reasonably and in good faith, would have an economic effect in favor of SBLP equivalent to that contemplated by clause (x) above;

(ii) if at any time, the Company executes or completes a backdoor listing or reverse takeover or merger at a price per Common Share below CAD$6.00, then the Benchmark Price shall be increased by an amount equal to CAD$6.00 minus the per Common Share price of such backdoor listing or reverse takeover or merger; and

(iii) the Benchmark Price in effect at any time shall be increased by an amount equal to 50% thereof (which increased price shall then constitute the effective Benchmark Price) following each issuance by the Company of any Common Shares to or through any other party: in an at-the-market or equity line program or other comparable program or by conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for any shares (but not, for the avoidance of doubt, following the issuance by the Company of any Common Shares through a standard placement or a rights offering or through a share purchase plan or an employee scheme) that in effect provides for the issuance or sale of Common Shares at non-fixed, market related prices (including without limitation any such effect that results from any adjustment provisions or other conditions provided for under the terms of the relevant securities, whether or not a conversion, exercise or exchange has occurred based on such adjustment) (it being acknowledged that the foregoing adjustment shall occur each time such an issuance or sale of Common Shares occurs and that, as a result, multiple adjustments may occur under a program or pursuant to a security).

The Sharing Agreement also contains customary representations, warranties and agreements by the Company, customary conditions to closing, other obligations of the parties, and termination provisions.

Master Agreement

In connection with the Subscription Agreement and the Sharing Agreement, on October 31, 2025, the Company and SBLP entered into a Master Agreement and related schedules (the “Master Agreement”) which provides additional terms for the transactions contemplated by the Subscription Agreement and Sharing Agreement, including obligations of the parties, representations, covenants, events of default, and termination events.

Warrant Certificate

In connection with the foregoing transactions, on November 6, 2025, the Company issued a Warrant Certificate (the “Warrant”) to SILP, which Warrant represents the right to subscribe for 616,667 Common Shares (“Warrant Shares”) until November 6, 2028. The Warrant is exercisable at a price of CAD$7.00 per Warrant Share, subject to adjustment in the event of any Adjustment Event (as defined in the Warrant).

The issuance of the Common Shares, Warrants and Warrant Shares being issued pursuant to the aforementioned agreements is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 903 of Regulation S promulgated thereunder. None of the Common Shares, Warrants, or Common Shares issuable upon exercise of the Warrants may be offered or sold in the United States absent registration under the U.S. Securities Act and all applicable state securities laws or an applicable exemption from such registration requirements.

The foregoing summaries of the Subscription Agreement, Sharing Agreement, Master Agreement and Warrant, and the other agreements entered into by the parties, are qualified in their entirety by reference to the text of the such agreements, copies of which are attached as exhibits hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Form 8-K is incorporated by reference herein in its entirety.

Item 7.01 Regulation FD Disclosure.

On November 13, 2025, the Company issued a press release regarding the closing of the transactions described above. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01 and contained in the press releases furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Forward-Looking Statements

This Current Report on Form 8-K and the press releases furnished herewith contain “forward-looking information” and “forward-looking statements” (collectively, the “Statements”) within the meaning of applicable securities laws, including, without limitation, statements regarding the anticipated benefits of the transactions and the expected use of proceeds. Although the Company believes that the expectations expressed in the Statements are based on reasonable assumptions, actual results may differ materially.

By their nature, the Statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such Statements. Factors that may cause such differences include, but are not limited to, changes in market conditions, fluctuations in share price, timing of payments, regulatory approvals, and other risks detailed in the Company’s public filings. The Statements speak only as of the date of this report, and the Company undertakes no obligation to update them except as required by applicable law.

Various assumptions or factors are typically applied in drawing conclusions or making the forecasts or projections set out in forward-looking information. Those assumptions and factors are based on information currently available to the Company. Although such statements are based on reasonable assumptions of the Company’s management, there can be no assurance that any conclusions or forecasts will prove to be accurate.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Warrant Certificate
4.2	Warrant Instrument
10.1	Sharing Agreement
10.2	Master Agreement
10.3	Subscription Agreement
99.1	Press Release, dated November 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSES AI INC.

Dated: December 4, 2025	By:	/s/ James Christodoulou
	Name:	James Christodoulou
	Title:	Chief Financial Officer

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